Exhibit 10.1

AMENDMENT AGREEMENT NO. 3 dated as of December 15, 2011 (this “Amendment”), with respect to the Fifth Amended and Restated Credit Agreement dated as of March 4, 2010, as amended by Amendment Agreement No. 1, dated as of May 26, 2010, as further amended by Amendment Agreement No. 2, dated as of May 2, 2011 (as further amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among REGENCY GAS SERVICES LP, a Delaware limited partnership, REGENCY ENERGY PARTNERS LP, a Delaware limited partnership, the Subsidiary Guarantors, the Lenders, WELLS FARGO BANK, N.A. (as successor to Wachovia Bank, National Association), as administrative agent (in such capacity, the “Administrative Agent”) for the Lenders and as collateral agent for the Secured Parties (in such capacity, the “Collateral Agent”), WELLS FARGO BANK, N.A. and Bank of America, as issuing banks (each in such capacity, the “Issuing Bank”), WELLS FARGO BANK, N.A. (as successor to Wachovia Bank, National Association) as swingline lender (in such capacity, the “Swingline Lender”), and the other arrangers and agents party thereto.

A.           Regency Energy Partners LP (“Regency MLP”) (through Borrower, through Regency Midstream LLC, a Delaware limited liability company (“Midstream”)) and Energy Transfer Partners, L.P. (“ETP”) (through La Grange Acquisition, L.P. (“La Grange”)) have previously formed ETP-Regency Midstream Holdings, LLC (the “LDH Joint Venture”), whose membership interests are held approximately 70% by La Grange and 30% by Regency Midstream.  Regency MLP intends to make additional Investments in the LDH Joint Venture (through Borrower, through Midstream) on or after the date hereof.

B.           Regency MLP (through Borrower, through Regency Field Services LLC, a Delaware limited liability company (“Regency Field Services”)), and Edwards Gas Services, LLC (“EGS”) have previously formed Edwards Lime Gathering LLC (the “ELG Joint Venture”), whose membership interests are currently held approximately 60% by Regency Field Services and 40% by EGS.  Regency MLP intends to make additional Investments in the ELG Joint Venture (through Borrower, through Regency Field Services).

C.           Regency MLP (through Borrower, through Regency Field Services), Anadarko Pecos Midstream LLC, a Delaware limited liability company (“Anadarko”), and Chesapeake West Texas Processing , L.L.C., an Oklahoma limited liability company (“Chesapeake”), have formed Ranch Westex JV LLC, a Delaware limited liability company (the “Ranch Joint Venture”), whose membership interests are currently held approximately one-third by Regency Field Services, one-third by Anadarko and one-third by Chesapeake.  The Ranch Joint Venture plans to construct the Bones Springs Plants, consisting of a refrigeration plant and a cryogenic processing plant, to be owned by the Ranch Joint Venture and operated by Regency Field Services.  In connection therewith, Regency MLP (through Borrower, through Regency Field Services) will make Investments in the Ranch Joint Venture of up to $50 million in cash in order to, among other things, fund the Regency Field Services share of such construction costs (such contribution, the “Ranch Joint Venture Investment”).

D.           Borrower has requested that the Administrative Agent and Required Lenders amend certain provisions of the Credit Agreement as set forth herein.

E.           The Administrative Agent and Required Lenders are willing so to agree to such amendments to the Credit Agreement pursuant to the terms and subject to the conditions set forth herein.

F.           Borrower has requested that the Administrative Agent, the Collateral Agent and Required Lenders amend certain provisions of the Security Agreement as set forth herein.

G.           The Administrative Agent, the Collateral Agent and Required Lenders are willing so to agree to such amendments to the Security Agreement pursuant to the terms and subject to the conditions set forth herein.

H.           Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement.

In consideration of the premises and the agreements, provisions and covenants contained herein, the parties hereto hereby agree, on the terms and subject to the conditions set forth herein, as follows:

SECTION 1. Amendments to the Credit Agreement.

(a) The third recital to the Credit Agreement shall be amended by deleting the phrase “Amendment No. 3” and replacing it with the phrase “Amendment No. 3 to Fourth ARCA”, by deleting the phrase “Amendment No. 4” and replacing it with the phrase “Amendment No. 4 to Fourth ARCA” , by deleting the phrase “Amendment No. 5” and replacing it with the phrase “Amendment No. 5 to Fourth ARCA” , by deleting the phrase “Amendment No. 6” and replacing it with the phrase “Amendment No. 6 to Fourth ARCA” , by deleting the phrase “Amendment No. 7” and replacing it with the phrase “Amendment No. 7 to Fourth ARCA” and by deleting the phrase “Amendment No. 8” and replacing it with the phrase “Amendment No. 8 to Fourth ARCA”.

(b) The following defined terms shall be added to Section 1.01 of the Credit Agreement in appropriate alphabetical order:

(i)
“Amendment No. 3” shall mean Amendment No. 3 to Fifth Amended and Restated Credit Agreement, which amends this Agreement, dated as of December 15, 2011, among Borrower, the Administrative Agent, the Collateral Agent and the Required Lenders.

(ii)	“Amendment No. 3 Effective Date” shall mean December 15, 2011.

(iii)
“ELG Joint Venture” shall mean Edwards Lime Gathering LLC, a Texas limited liability company.  The ELG Joint Venture shall, except as expressly set forth herein, be treated for all purposes as a “Joint Venture” hereunder.

(iv)	“EGS” shall mean Edwards Gas Services, LLC, which is, as of the Amendment No. 3 Effective Date, a member of the ELG Joint Venture.

(v)
“ELG Joint Venture Governing Agreement” shall mean that certain Limited Liability Company Agreement of the ELG Joint Venture, dated effective as of January 18, 2008, by and between Regency Field Services and EGS.

(vi)
“Liquidity” shall mean the sum of (i) the Borrower’s unrestricted cash and Cash Equivalents free and clear of all Liens (other than Liens under the Security Documents) and (ii) unused availability under the Tranche 1 Revolving Facility and the Tranche 2 Revolving Facility (in each case, after giving effect to issued and outstanding Letters of Credit).

(vii)
“Ranch Joint Venture” shall mean Ranch Westex JV LLC, a Delaware limited liability company.  The Ranch Joint Venture shall, except as expressly set forth herein, be treated for all purposes as a “Joint Venture” hereunder.

(viii)
“Ranch Joint Venture Governing Agreement” shall mean that certain Limited Liability Company Agreement of the Ranch Joint Venture, dated as of December 2, 2011, by and between Anadarko Pecos Midstream LLC, a Delaware limited liability company, Chesapeake West Texas Processing, L.L.C., an Oklahoma limited liability company, and Regency Field Services.

(ix)	“Regency Field Services” shall mean Regency Field Services LLC, a Delaware limited liability company.

(c) Section 1.01 of the Credit Agreement shall be further amended as follows:

(i)
The definition of “Amendment No. 3” appearing therein as: ““Amendment No. 3” shall mean Amendment No. 3 to Fourth Amended and Restated Credit Agreement, dated as of the Amendment No. 3 Effective Date, among the Borrower, the Administrative Agent and the Required Lenders.” shall be amended and restated in its entirety as follows:

“Amendment No. 3 to Fourth ARCA” shall mean Amendment No. 3 to Fourth Amended and Restated Credit Agreement, dated as of September 28, 2007, among the Borrower, the Administrative Agent and the Required Lenders.

(ii)	The definition of “Amendment No. 3 Effective Date” appearing therein as: ““Amendment No. 3 Effective Date”” shall mean September 28, 2007.” shall be deleted in its entirety.

(iii)	The definition of “Amendment No. 4” shall be amended and restated in its entirety as follows:

“Amendment No. 4 to Fourth ARCA” shall mean Amendment No. 4 to Fourth Amended and Restated Credit Agreement, dated as of January 15, 2008, among the Borrower, the Administrative Agent and the Required Lenders.

(iv)	The definition of “Amendment No. 4 Effective Date” shall be deleted in its entirety.

(v)	The definition of “Amendment No. 5” appearing therein shall be amended and restated in its entirety as follows:

“Amendment No. 5 to Fourth ARCA” shall mean Amendment No. 5 to Fourth Amended and Restated Credit Agreement, dated as of February 13, 2008, among the Borrower, the Administrative Agent and the Required Lenders.

(vi)	The definition of “Amendment No. 5 Effective Date” shall be deleted in its entirety.

(vii)	The definition of “Amendment No. 6” shall be amended and restated in its entirety as follows:

“Amendment No. 6 to Fourth ARCA” shall mean Amendment No. 6 to Fourth Amended and Restated Credit Agreement, dated as of May 9, 2008, among the Borrower, the Administrative Agent and the Required Lenders.

(viii)	The definition of “Amendment No. 6 Effective Date” shall be deleted in its entirety.

(ix)	The definition of “Amendment No. 7” appearing therein shall be amended and restated in its entirety as follows:

“Amendment No. 7 to Fourth ARCA” shall mean Amendment No. 7 to Fourth Amended and Restated Credit Agreement, dated as of February 26, 2009, among the Borrower, the Administrative Agent and the Required Lenders.

(x)	The definition of “Amendment No. 8” appearing therein shall be amended and restated in its entirety as follows:

“Amendment No. 8 to Fourth ARCA” shall mean Amendment No. 8 to Fourth Amended and Restated Credit Agreement, dated as of July 24, 2009, among the Borrower, the Administrative Agent and the Required Lenders.

(xi)	The definition of “Amendment No. 8 Effective Date” shall be deleted in its entirety.

(xii)
The definition of “Asset Sale” shall be amended by adding the phrase “, the ELG Joint Venture, the Ranch Joint Venture” following the phrase “LDH Joint Venture” everywhere it appears in such definition.

(xiii)	The penultimate paragraph of the definition of “Consolidated EBITDA” shall be amended and restated in its entirety as follows:

For purposes of calculating Consolidated EBITDA for any Test Period, (i) net income attributable to the MEP Joint Venture (A) for the Borrower’s four quarter period ended June 30, 2010, shall be deemed to be equal to $60.0 million and (B) for the Borrower’s fiscal quarter ended September 30, 2010 and all periods thereafter, shall be calculated by annualizing the net income attributable to the MEP Joint Venture for the most recent fiscal quarter of the Borrower then ended for which financial statements have been or are required to be delivered pursuant to Sections 5.01(a) or (b), rather than by calculating the net income attributable to the MEP Joint Venture for the most recent four quarter period, (ii) net income attributable to the LDH Joint Venture (A) for the Borrower’s four quarter period ended June 30, 2011, shall be deemed to be equal to $40.0 million and (B) for the Borrower’s fiscal quarter ended September 30, 2011 and all periods thereafter, shall be calculated by annualizing the net income attributable to the LDH Joint Venture for the most recent fiscal quarter of the Borrower then ended for which financial statements have been or are required to be delivered pursuant to Sections 5.01(a) or (b), rather than by calculating the net income attributable to the LDH Joint Venture for the most recent four quarter period, (iii) net income attributable to the RIGS Joint Venture shall be calculated by annualizing the net income attributable to the RIGS Joint Venture for the most recent fiscal quarter of the Borrower then ended for which financial statements have been or are required to be delivered pursuant to Sections 5.01(a) or (b), rather than by calculating the net income attributable to the RIGS Joint Venture for the most recent four quarter period, (iv) net income attributable to the ELG Joint Venture for the Borrower’s fiscal quarter ended March 30, 2012 and all periods thereafter shall be calculated by annualizing the net income attributable to the ELG Joint Venture for the most recent fiscal quarter of the Borrower then ended for which financial statements have been or are required to be delivered pursuant to Sections 5.01(a) or (b), rather than by calculating the net income attributable to the ELG Joint Venture for the most recent four quarter period and (v) net income attributable to the Ranch Joint Venture for the Borrower’s fiscal quarter ended March 30, 2012 and all periods thereafter shall be calculated by annualizing the net income attributable to the Ranch Joint Venture for the most recent fiscal quarter of the Borrower then ended for which financial statements have been or are required to be delivered pursuant to Sections 5.01(a) or (b), rather than by calculating the net income attributable to the Ranch Joint Venture for the most recent four quarter period; provided that for purposes hereof, net income attributable to the MEP Joint Venture, the LDH Joint Venture, the RIGS Joint Venture, the ELG Joint Venture or the Ranch Joint Venture, as the case may be, in respect of any period shall be the amount of net distributions in cash received from the MEP Joint Venture, the LDH Joint Venture, the RIGS Joint Venture, the ELG Joint Venture or the Ranch Joint Venture, as the case may be, in respect of such period (other than any distributions in cash that are extraordinary, unusual or non-recurring in nature).

(xiv)
The final paragraph of the definition of “Consolidated Interest Expense” shall be amended by adding the phrase “, the ELG Joint Venture, the Ranch Joint Venture” immediately following the phrase “LDH Joint Venture”.

(xv)
The definition of “Consolidated Net Income” shall be amended by inserting, in the proviso appearing at the end thereof, the phrase “, the ELG Joint Venture, the Ranch Joint Venture” immediately following the phrase “LDH Joint Venture”.

(xvi)	Clause (iii) of the definition of “Joint Venture” shall be amended and restated in its entirety as follows:

(iii) notwithstanding anything to the contrary herein (except as otherwise expressly set forth herein), each of the RIGS Joint Venture, the LDH Joint Venture, the MEP Joint Venture, the ELG Joint Venture and the Ranch Joint Venture, for so long as any portion of the ownership interests therein are owned by a Person that is not a Loan Party or an Affiliate of any Loan Party (other than, with respect to the LDH Joint Venture, ownership interests therein owned by Energy Transfer Equity or its Subsidiaries other than Regency MLP and its Subsidiaries);

(xvii)	The last sentence of the definition of “Subsidiary” shall be amended and restated in its entirety as follows:

Notwithstanding any of the foregoing, none of the ELG Joint Venture, the RIGS Joint Venture, the MEP Joint Venture, the LDH Joint Venture nor the Ranch Joint Venture, nor any direct or indirect subsidiary of any such Joint Venture, shall be a Subsidiary for so long as it (or in the case of a subsidiary thereof, its direct or indirect parent) is a Joint Venture (except as shall be otherwise expressly set forth herein).

(d) Section 5.01(a) of the Credit Agreement shall be amended as follows:

(i)	by deleting the phrase “and (iv)” and replacing it with the phrase “, (iv)” and

(ii)
by inserting, immediately preceding the period at the end of the first sentence thereof, the phrase “, (v) as soon as reasonably available and in any event within 120 days after the end of each fiscal year, the ELG Joint Venture’s consolidated balance sheet, income statement and cash flow statement for such fiscal year prepared in accordance with GAAP (with footnotes to such financial statements), together with an audit report thereon by an independent accounting firm of established national reputation and (vi) if the Borrower obtains a consent from the Ranch Joint Venture members other than Regency Field Services or an amendment of the Ranch Joint Venture Governing Agreement pursuant to Section 5.14(d), then as soon as reasonably available and in any event within 120 days after the end of each fiscal year, the Ranch Joint Venture’s consolidated balance sheet, income statement and cash flow statement for such fiscal year prepared in accordance with GAAP (with footnotes to such financial statements), together with an audit report thereon by an independent accounting firm of established national reputation ”.

(e) Section 5.01(b) of the Credit Agreement shall be amended as follows:

(i)	by deleting the phrase “and (iv)” and replacing it with the phrase “, (iv)” and

(ii)
by inserting, immediately preceding the period at the end of the first sentence thereof, the phrase “, (v) as soon as reasonably available and in any event within 60 days after the end of each of the first three fiscal quarters of each fiscal year, the ELG Joint Venture’s unaudited consolidated balance sheet and unaudited income statement for such quarter and unaudited cash flow statement for such year-to-date period prepared in accordance with GAAP and (vi) if the Borrower obtains a consent from the Ranch Joint Venture members other than Regency Field Services or an amendment of the Ranch Joint Venture Governing Agreement pursuant to Section 5.14(d), then as soon as reasonably available and in any event within 60 days after the end of each of the first three fiscal quarters of each fiscal year, the Ranch Joint Venture’s unaudited consolidated balance sheet and unaudited income statement for such quarter and unaudited cash flow statement for such year-to-date period prepared in accordance with GAAP ”.

(f) Section 5.11(b) of the Credit Agreement shall be amended by inserting, immediately following “the LDH Joint Venture” the phrase “, the ELG Joint Venture, the Ranch Joint Venture”.

(g) Effective as of May 31, 2011, a new Section 5.14 of the Credit Agreement shall be added as follows:

Section 5.14  Post-Closing Matters.

(a)  Notwithstanding the provisions of Section 5.11, within sixty (60) days after the Amendment No. 3 Effective Date (or such later date as may be agreed to by the Administrative Agent in its sole discretion), Borrower shall (i) execute and deliver to the Administrative Agent and the Collateral Agent such amendments or supplements to the relevant Security Documents or such other documents as the Administrative Agent or the Collateral Agent shall deem necessary or reasonably advisable to grant to the Collateral Agent, for its benefit and for the benefit of the other Secured Parties, a First Priority Lien on the Purchased Assets (as defined in that certain Purchase and Sale Agreement, dated as of May 31, 2011, by and between SM Energy Company and Regency Field Services) subject to no Liens other than Permitted Collateral Liens, and (ii) take all actions necessary to cause such Lien to be duly perfected to the extent required by the Loan Documents in accordance with all applicable Requirements of Law;

(b)  Within sixty (60) days after the Amendment No. 3 Effective Date (or such later date as may be agreed by the Administrative Agent in its sole discretion), Borrower shall (i) use commercially reasonable efforts to obtain either the written consent of EGS, in form and substance satisfactory to the Administrative Agent in its sole discretion, or an amendment to (or amendment and restatement of) the ELG Joint Venture Governing Agreement, that results in Borrower or its Subsidiaries being permitted to grant a security interest to the Collateral Agent in Regency Field Services’ Equity Interests in the ELG Joint Venture without the Collateral Agent or other Secured Parties being required to agree, at the time of the grant of such security interest, to be bound by the ELG Joint Venture Governing Agreement or to become a “Member” (as defined in the ELG Joint Venture Governing Agreement) thereunder and including an agreement that the Collateral Agent and the other Secured Parties shall not have any rights and obligations under the ELG Joint Venture Governing Agreement other than the right to economic interests related to such pledged Equity Interests (including any allocations of income, gain, loss, deduction, credit and similar items and distributions) to which Regency Field Services would otherwise be entitled until such time as the Administrative Agent or the Lenders or their designee agree to be bound by the ELG Joint Venture Agreement and become a “Member” thereunder in compliance with ELG Joint Venture Governing Agreement; provided that the Administrative Agent may in its sole discretion agree to any restrictions, limitations or provisions necessary or appropriate to facilitate such pledge and (ii) upon receipt of such written consent, amendment (or amendment and restatement) pursuant to clause (i), cause Regency Field Services’ to pledge its Equity Interests in the ELG Joint Venture in favor of the Collateral Agent and take all actions necessary to cause such pledge to be duly perfected to the extent required by the Loan Documents in accordance with all applicable Requirements of Law; and

(c)  if Borrower is unable to obtain either the consent of EGS or amendment (or the amendment and restatement) of the ELG Joint Venture Governing Agreement and cause Borrower’s Equity Interests in the ELG Joint Venture to be pledged to the Collateral Agent as provided in clause (b) above, within ninety (90) days of the Amendment No. 3 Effective Date (or such later date as may be agreed by the Administrative Agent in its sole discretion), Borrower shall (i) create, or cause to be created, a new Subsidiary or, with consent the Administrative Agent’s in its sole discretion, designate an existing Subsidiary which has no operations, assets or liabilities (the “ELG Holdco”), (ii) pledge, or cause to be pledged, Borrower’s Equity Interests in ELG Holdco in favor of the Collateral Agent pursuant to Section 5.11(b)(i) of the Credit Agreement and take all actions necessary to cause such pledge to be duly perfected to the extent required by the Loan Documents in accordance with all applicable Requirements of Law and (iii) cause Borrower’s Equity Interests in the ELG Joint Venture to be contributed to the ELG Holdco in compliance with the ELG Joint Venture Governing Agreement; provided that ELG Holdco shall not be a Guarantor under the Credit Agreement or any other Indebtedness and Borrower shall not cause or permit ELG Holdco to enter into any business or hold any assets except for the holding of the Equity Interests of ELG Joint Venture and activities incidental thereto.

(d) Within sixty (60) days after the Amendment No. 3 Effective Date (or such later date as may be agreed to by the Administrative Agent in its sole discretion), Borrower shall use commercially reasonable efforts to obtain a consent from the Ranch Joint Venture’s members other than Regency Field Services (in form and substance satisfactory to the Administrative Agent in its sole discretion) or an amendment of the Ranch Joint Venture Governing Agreement that, in either case,  results in the Borrower or its Subsidiaries being permitted to furnish a copy of the Ranch Joint Venture Governing Agreement to the Administrative Agent and the information with respect to the Ranch Joint Venture contained in the annual and quarterly reports described under Section 5.01(a)(vi) and 5.01(b)(vi) to the Administrative Agent and each Lender.

(h) Section 6.04 of the Credit Agreement shall be amended as follows:

(i)
in clause (i) thereof (x) by inserting, immediately before both occurrences of the phrase “and the MEP Joint Venture)” , the phrase “, the ELG Joint Venture, the Ranch Joint Venture”, (y) by deleting the phrase “$20.0 million” and replacing it with the phrase “$50.0 million” and (z) by inserting at the end thereof the phrase “provided that the amounts permitted as Investments pursuant to this clause (ii) shall only be permitted so long as, immediately after giving effect to any such Investment, Borrower shall have Liquidity of at least $100.0 million and, on a pro forma basis, the Senior Secured Leverage Ratio shall be at least 0.50x lower than the then-applicable covenant level set forth in Section 6.10(c);”;

(ii)
in clause (j) thereof (x) by inserting, immediately following both occurrences of the phrase “, the LDH Joint Venture” the phrase “, the ELG Joint Venture, the Ranch Joint Venture”, (y) by deleting the phrase “$75.0 million” and replacing it with the phrase “$200.0 million” and (z) by deleting “.” and replacing it with the phrase “; provided, further, that that the amounts permitted as Investments pursuant to this Section 6.04(j) shall only be permitted so long as, immediately after giving effect to any such Investment, Borrower shall have Liquidity of at least $100.0 million and, on a pro forma basis, the Senior Secured Leverage Ratio shall be at least 0.50x lower than the then-applicable covenant level set forth in Section 6.10(c);”;

(iii)	in clause (q) thereof, deleting “and”;

(iv)
in clause (r) thereof, (x) replacing the “.” at the end thereof with “;”, (y) deleting the phrase “LDH Joint Venture Agreement” and replacing it with the phrase “LDH Joint Venture Governing Agreement” and (z) deleting the phrase “$150.0 million” and replacing it with the phrase “$550.0 million”;

(v)	adding at the end thereof new clauses (s) and (t) as follows:

(s)           other Investments in the ELG Joint Venture, including the fair market value of asset contributions, in an aggregate amount not to exceed at any time outstanding $250.0 million; provided that, with respect to cash investments, the proceeds of such Investments are applied by the ELG Joint Venture to fund (x) growth capital expenditures that would constitute growth Capital Expenditures if such capital expenditures were made by the Reporting Entity and (y) acquisitions that would constitute Acquisitions were such acquisitions made by the Reporting Entity; and

(t)           other Investments in the Ranch Joint Venture in an aggregate amount not to exceed at any time outstanding $50.0 million made pursuant to the terms of the Ranch Joint Venture Governing Agreement; provided that the proceeds of such Investments are applied by the Ranch Joint Venture to fund (x) growth capital expenditures that would constitute growth Capital Expenditures if such capital expenditures were made by the Reporting Entity and (y) acquisitions that would constitute Acquisitions were such acquisitions made by the Reporting Entity.

(i) Section 6.09 of the Credit Agreement shall be amended, in clause (b) thereof, by deleting the phrase “and (r)” and replacing it with the phrase “, (r), (s) and (t)”.

SECTION 2. Amendment to the Security Agreement.  Section 1.1(c) of the Security Agreement is amended by deleting the definition of “Secured Hedging Agreement” in its entirety and, therefore, pursuant to Section 1.1(b) of the Security Agreement, all references to any “Secured Hedging Agreement” in the Security Agreement shall have the meaning given to such term in the Credit Agreement and, for the avoidance of doubt, such amendment is intended to broaden the definition and conform such definition to that in the Credit Agreement and any Hedging Agreement secured under the Credit Agreement on or prior to the effectiveness of this Amendment shall continue as so secured.

SECTION 3. Conditions Precedent.  The effectiveness of this Amendment is subject to the following conditions:

(a) The Administrative Agent shall have received signature pages for this Amendment from Borrower and the Required Lenders;

(b) Borrower shall deliver or cause to be delivered a legal opinion of counsel to Borrower, together with any additional legal opinions or other documents reasonably requested by the Administrative Agent in connection herewith;

(c) the Administrative Agent shall have received from Borrower a certificate, executed by the secretary of Borrower (or such other officer as may be acceptable to the Administrative Agent) in form and substance satisfactory to the Administrative Agent, attaching a copy of the resolutions, in form and substance reasonably satisfactory to the Administrative Agent, of the Board of Directors (or similar body) of Borrower (or a duly authorized committee thereof) authorizing the execution, delivery and performance of this Amendment, the definitive documentation relating to the Ranch Joint Venture Investment and the related transactions (including this Amendment);

(d) the Administrative Agent shall have received all material agreements and definitive documentation relating to the ELG Joint Venture and the Ranch Joint Venture, including (without limitation) the ELG Joint Venture Governing Agreement, the Ranch Joint Venture Governing Agreement and such other agreements as the Administrative Agent may reasonably request, all in form and substance reasonably satisfactory to the Administrative Agent;

(e) Borrower shall have paid all amounts owed pursuant to Section 9 hereof; and

(f) Borrower shall have paid a fee to the Administrative Agent for the benefit of each Lender who delivers to the Administrative Agent a consent in writing to this Amendment by 5:00 p.m., New York City time on December 14, 2011, in an amount equal to $10,000 for each such Lender.

SECTION 4. Representations and Warranties.  Borrower represents and warrants to the Administrative Agent and each of the Lenders that:

(a) This Amendment is within Borrower’s organizational powers and has been duly authorized by all necessary organizational action on the part of Borrower.  This Amendment has been duly executed and delivered by Borrower and constitutes, a legal, valid and binding obligation of Borrower, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.  This Amendment will not violate any Requirement of Law in any material respect, will not violate or result in a default or require any consent or approval under any indenture, agreement or other instrument binding upon any Company or its property, or give rise to a right thereunder to require any payment to be made by any Company, except for violations, defaults or the creation of such rights that could not reasonably be expected to result in a Material Adverse Effect.

(b) After giving effect to this Amendment, the representations and warranties set forth in Article III of the Credit Agreement or in any Loan Document are true and correct in all material respects (it being understood and agreed that any representation or warranty that by its terms is made as of a specified date shall be required to be true and correct in all material respects as of a specified date).

(c) After giving effect to this Amendment, no Default or Event of Default has occurred or is continuing.

SECTION 5. Credit Agreement.  Except as specifically provided hereby, the Credit Agreement shall continue in full force and effect in accordance with the provisions thereof as in existence on the date hereof.  After the date hereof, any reference to the Credit Agreement in any Loan Document shall mean the Credit Agreement as modified hereby.  This Amendment shall be a Loan Document for all purposes.

SECTION 6. Security Agreement.  Except as specifically provided hereby, the Security Agreement shall continue in full force and effect in accordance with the provisions thereof as in existence on the date hereof.  After the date hereof, any reference to the Security Agreement in any Loan Document shall mean the Security Agreement as modified hereby.

SECTION 7. Applicable Law.  This Amendment shall be construed in accordance with and governed by the law of the State of New York, without regard to conflicts of law principles that would require the application of the laws of another jurisdiction.

SECTION 8. Counterparts.  This Amendment may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute one contract.  Delivery of an executed signature page of this Amendment by facsimile or “pdf file” transmission shall be effective as delivery of a manually executed counterpart hereof.

SECTION 9. Expenses.  Borrower agrees to reimburse the Administrative Agent for the reasonable out-of-pocket expenses incurred by it in connection with this Amendment, including the reasonable fees, charges and disbursements of Cahill Gordon & Reindel llp, counsel for the Administrative Agent.

SECTION 10. Headings.  The Section headings used herein are for convenience of reference only, are not part of this Amendment and are not to affect the construction of, or to be taken into consideration in interpreting, this Amendment.

[Signature pages to follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first written above.

REGENCY GAS SERVICES LP, By: Regency OLP GP LLC, its general partner
By:	/s/ Thomas E. Long
Name: Thomas E. Long
Title: Vice President

Regency — Amendment No. 3

WELLS FARGO BANK, N.A. (as successor to Wachovia Bank, National Association), as Administrative Agent, Collateral Agent and a Lender
By:	/s/ Paul V. Farrell
Name: Paul V. Farrell
Title: Director

Regency — Amendment No. 3

__ , as a Lender

By:_____________________________

Name:

Title:

Regency — Amendment No. 3